Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for its Third Quarter of Fiscal Year 2009

Company Reports 33rd Consecutive Profitable Quarter

AUSTIN, TEXAS – April 21, 2009 – Pervasive Software® Inc. (NASDAQ:PVSW), a global value leader in embeddable data management and data integration software, today announced financial results for the third quarter ending March 31, 2009.

For the third quarter ended March 31, 2009:

•	Revenue was $13.0 million, an increase of 21% compared to $10.8 million for the third quarter of last fiscal year.

•	Net income was $1.9 million, or $0.10 diluted earnings per share, compared to net income of $0.9 million, or $0.05 diluted earnings per share, for the third quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $2.1 million, or $0.11 diluted earnings per share, compared to net income of $1.4 million, or $0.07 diluted earnings per share, in the third quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to generate positive cash flow from operations with $2.1 million in the third quarter of fiscal 2009, ending the quarter with approximately $44.0 million in cash and marketable securities. Pervasive acquired approximately 733,000 shares of Pervasive common stock on the open market at a total cost of approximately $2.7 million, or approximately $3.72 weighted average price per share, during the quarter ended March 31, 2009. The Company has approximately $10 million authorized repurchase funds remaining under its $10 million stock repurchase program announced in March 2009. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice. Issued and outstanding shares of common stock as of March 31, 2009 totaled approximately 18.2 million.

“I am very proud of Pervasive’s tenacious culture of profitability, which in turn fuels our burgeoning culture of innovation,” said John Farr, president and CEO, Pervasive Software. “Our two flagship offerings, the embedded Pervasive® PSQL database and our data integration line, continue to deliver market-leading value for partners and customers. In addition, the company closed one relatively large transaction with a database customer representing approximately $3.0 million in revenue during the March quarter. The company’s execution and continued profitability enable us to fund innovation in our flagship products, in our Innovation Labs initiatives, and in new technologies including Pervasive DataRush™, which is now generally available.”

Business Outlook

As previously stated in guidance provided on March 31, 2009, Pervasive expects revenue for the fourth fiscal quarter ending June 30, 2009 to be in the range of $10.5 million to $11.5 million and GAAP-basis diluted earnings per share of $0.04 to $0.07, compared to $11.2 million revenue and $0.04 diluted earnings per share for the June quarter of the previous fiscal year.

GAAP-basis profitability is expected to include amortization of stock-based compensation expense representing approximately $0.4 million, pre-tax, in the fourth quarter of fiscal year 2009. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.05 to $0.08 in the June quarter, compared to $0.07 non-GAAP diluted and fully taxed earnings per share for the June quarter of the previous fiscal year.

Regularly Scheduled Earnings Release Conference Call – April 21, 2009

Pervasive will provide the full financial results for its third quarter ending March 31, 2009 in its regularly scheduled earnings release conference call on April 21, 2009 at 5:00 P.M. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 973-200-3975 (international). The conference name is “Pervasive Software Inc.” The conference call may also be accessed live over the Web at www.pervasive.com/ircalendar. Check the Web site before the call for login information. Replay will be available 8:00 P.M. Eastern Tuesday, April 21, to midnight, Tuesday, April 28, by dialing 800-642-1687 (toll-free) or 706-645-9291 (international), and selecting Conference ID 92034810. Additionally, the Webcast will be archived on Pervasive’s website at www.pervasive.com/ircalendar.

About Pervasive Software

Pervasive Software (NASDAQ: PVSW) helps companies get the most out of their data investments through embeddable data management, agile data integration software and revolutionary next generation analytics. The embeddable Pervasive PSQL database engine allows organizations to successfully embrace new technologies while maintaining application compatibility and robust database reliability in a near-zero database administration environment. Pervasive’s multi-purpose data integration platform accelerates the sharing of information between multiple data stores, applications, and hosted business systems across a broad range of diverse integration scenarios, including prepackaged out-of-the-box integration solutions. Pervasive DataRush is an embeddable high-performance software platform for data-intensive processing applications such as claims processing, risk analysis, fraud detection, data mining, predictive analytics, sales optimization and marketing analytics. For more than two decades, Pervasive products have delivered value to tens of thousands of customers in more than 150 countries with a compelling combination of performance, flexibility, reliability and low total cost of ownership. Through Pervasive Innovation Labs, the company also invests in exploring and creating cutting edge solutions for the toughest data analysis and data delivery challenges. Robin Bloor, founder of Bloor Research and partner at Hurwitz and Associates, recently cited Pervasive as one of the 10 IT Companies to Watch in 2009. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the fourth quarter ending June 30, 2009, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the fiscal quarter ended December 31, 2008. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2009	June 30, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,938	$33,190
Marketable securities	27,043	11,759
Trade accounts receivable, net	6,684	5,581
Deferred tax assets, net	799	744
Prepaid expenses and other current assets	1,345	1,249

Total current assets	52,809	52,523

Property and equipment, net	1,482	1,474

Purchased technology, net	24	626
Goodwill	38,508	38,508
Deferred tax assets, net	1,289	1,310
Other assets	237	303

Total assets	$94,349	$94,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,696	$5,123
Deferred revenue	6,085	6,345

Total current liabilities	11,781	11,468

Stockholders’ equity	82,568	83,276

Total liabilities and stockholders’ equity	$94,349	$94,744

Pervasive Software Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31		Nine months ended March 31

	2009	2008	2009	2008
Revenues:
Product licenses	$9,353	$7,474	$24,670	$21,655
Services and other	3,689	3,302	11,448	9,633

Total revenue	13,042	10,776	36,118	31,288

Costs and expenses:
Cost of product licenses	214	501	1,132	1,724
Cost of services and other	1,157	1,069	3,546	3,176
Sales and marketing	4,923	4,382	14,029	12,967
Research and development	2,761	2,590	7,867	7,752
General and administrative	1,435	1,173	4,126	3,844

Total costs and expenses	10,490	9,715	30,700	29,463

Operating income	2,552	1,061	5,418	1,825

Interest and other income, net	171	354	556	1,396
Income tax provision	(840)	(480)	(1,649)	(1,048)

Net income	$1,883	$935	$4,325	$2,173

Diluted earnings per share:	$0.10	$0.05	$0.23	$0.11

Shares used in computing diluted earnings per share	18,113	19,301	18,508	20,205

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended March 31		Nine months ended March 31
	2009	2008	2009	2008
Cash from operations
Net income	$1,883	$935	$4,325	$2,173
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	269	519	1,230	1,600
Write-off of purchased technology	—	—	—	147
Non-cash stock compensation expense	451	416	1,224	1,365
Non-cash changes in deferred tax assets	427	6	(36)	(154)
Changes in current assets and liabilities:
Trade accounts receivable	(1,273)	(586)	(1,212)	(204)
Prepaid expenses and other current assets	7	331	(109)	484
Accounts payable and accrued liabilities	746	55	692	467
Deferred revenue	(371)	307	(170)	(85)

Net cash provided by operations	2,139	1,983	5,944	5,793

Cash from investing activities
Purchase of property and equipment	(161)	(173)	(639)	(448)
Sales and purchases of marketable securities, net	2,595	2,295	(15,139)	5,117
(Increase) decrease in other assets	10	10	65	(43)

Net cash provided by (used in) investing activities	2,444	2,132	(15,713)	4,626

Cash from financing activities
Proceeds from exercise of stock options	—	14	24	299
Acquisition of Treasury Stock	(2,747)	(4,805)	(6,442)	(8,406)

Net cash used in financing activities	(2,747)	(4,791)	(6,418)	(8,107)

Effect of exchange rate on cash and cash equivalents	(63)	103	(65)	146

Increase (decrease) in cash and cash equivalents	1,773	(573)	(16,252)	2,458
Cash and cash equivalents at beginning of period	15,165	34,594	33,190	31,563

Cash and cash equivalents at end of period	$16,938	$34,021	$16,938	$34,021

About Non-GAAP Financial Measures

The Company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to the Data Junction acquisition and stock-based compensation related to employee stock options.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the Company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the Company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The Company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisition of Data Junction. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The Company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The Company has incurred stock-based compensation expense as determined under SFAS 123R for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock based compensation is a non-cash charge, the Company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue generating operations relative to prior periods (including prior periods following the adoption of SFAS 123R). Finally, the Company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The Company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2009 Net Income	2008 Net Income	2009 Net Income	2008 Net Income
GAAP	$1,883	$935	$4,325	$2,173
Amortization of intangible assets - cost of product licenses	—	317	528	951
Stock-based compensation - cost of services and other	9	10	29	37
Stock-based compensation - sales and marketing expense	128	113	295	373
Stock-based compensation - research and development expense	40	45	121	168
Stock-based compensation - general and administrative expense	274	248	779	787
Income tax adjustment for non-GAAP	$(239)	(250)	(977)	(834)

Non-GAAP	$2,095	$1,418	$5,100	$3,655

GAAP net income per share - diluted	$0.10	$0.05	$0.23	$0.11

Non-GAAP net income per share - diluted	$0.11	$0.07	$0.27	$0.18

Shares used to compute GAAP net income per share - diluted	18,113	19,301	18,508	20,205

Shares used to compute non-GAAP net income per share - diluted	18,692	19,931	18,870	20,818

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended June 30, 2009
GAAP expectation	$0.04	$0.07

Adjustment to exclude stock-based compensation expense	$0.01	$0.01

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.05	$0.08

*	rounds to zero